EXHIBIT 21
                           Subsidiaries of the Registrant


                                TRB Systems Inc.
                         4 Becker Farm Road, Roseland,
                                   NJ 07068
                                (973) 994-4488


Incorporated in the State of Delaware in 1994, Wholly owned by the Registrant.


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